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Exhibit 3(b) Company Bylaws

                                     BY-LAWS

                                    ARTICLE I

                                     Offices

         Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             Stockholders' Meetings

         Section 1. Place of Meetings. All meetings of stockholders for the election of directors shall be held in the City of New York, State of New York, at such place therein as the Board of Directors may designate, or at such other place, city and state as the Board of Directors may determine. All other meetings of the stockholders shall be held at such place or places within or without the State of Delaware as may from time to time be fixed by the Board of Directors and specified in the respective notices or waivers of notice of such meetings.

         Section 2. Annual Meeting. The annual meeting of stockholders shall be held each year on a date fixed by the Board of Directors during the last two weeks in April or the first two weeks in May.

         Section 3. Special Meetings. Special Meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held upon call of the Chief Executive Officer, President, or any Vice-President or the Secretary, or the majority of the Board of Directors, and shall be called at any time by the Chief Executive

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Officer, President, or any Vice-President or the Secretary upon the request of stockholders holding at least one-fourth of the outstanding capital stock entitled to vote at such meeting.

         Section 4. Notice. Notice of the time and place of any meeting of stockholders shall be given by personally delivering or mailing written notice thereof not less than ten (10) nor more than fifty (50) days before such meeting, but meetings may be held without notice if all stockholders are present thereat, or if notice is waived by those not present. Notice of special meetings shall state the object thereof.

         Section 5. Quorum. Except as otherwise provided by the Certificate of Incorporation of the Corporation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite to, and shall constitute, a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by these by-laws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section 6. Voting. Except as otherwise provided by the Certificate of Incorporation of the Corporation, at any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. At all meetings of stockholders the voting may be viva voce.

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                                   ARTICLE III

                                    Directors

         Section 1. Powers. Except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws, the property, business and affairs of the Corporation shall be managed by the Board of Directors.

         Section 2. Number and Tenure. The Board of Directors shall be not less than three (3) nor more than fifteen (15) in number as may be fixed from time to time by the Board of Directors, and the Board of Directors may increase or decrease the number of directors at any time within said limits, except as otherwise provided by the Certificate of Incorporation of the Corporation. Directors shall hold office until the next annual election and until their successor shall be duly elected and qualified. The Board of Directors shall keep full and fair records of its acts and proceedings and transactions. Directors need not be stockholders. The original Board of Directors shall consist of three
(3) members.

         Section 3. Regular Meetings. The Board of Directors shall meet for the election of officers and for the transaction of any other business as soon as practicable after the annual meeting of stockholders, at such place as shall have been previously fixed for that purpose by resolution of the Board. Other regular meetings of the Board may be held at such times and places as the Board may from time to time determine. No notice of any such annual or regular meeting of the Board need be given.

         Section 4. Special Meetings. Special Meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer, President, the Secretary or any two directors. Notice of the time and place of any such special meeting of the Board of Directors shall be served personally upon each director or mailed, telegraphed or cabled to his address appearing upon the books of the Corporation at least one day before the meeting. Notice of such special meetings need not be given to any director who is present thereat or who shall waive notice thereof in writing.

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         Section 5. Action by Consent. Except as otherwise restricted by the
Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all the members of the Board or of such committee and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

         Section 6. Place of Meetings. Meetings of the Board of Directors may be held at such place or places within or without the State of Delaware as may be fixed by the Board or designated in the notice or waiver of notice of the meeting.

         Section 7. Quorum. Except as otherwise provided by the Certificate of Incorporation or by these By-laws, a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the director or directors present at any meeting may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

         Section 8. Resignations. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Corporation unless otherwise specified therein.

         Section 9. Vacancies. Except as otherwise provided by the Certificate of Incorporation of the Corporation and by this Section 9, vacancies in the Board of Directors through death, resignation, disqualification, removal or other cause, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority of the directors then remaining in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualify, unless sooner displaced; provided, however, that if the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), upon application of any stockholder or stockholders holding at least ten percent (10%)

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of the total number of shares of the capital stock of the Corporation at the time outstanding having the right to vote for directors, an election to fill any such vacancy or vacancies or newly created directorships, or to replace the director or directors chosen by the directors then in office as aforesaid may be held as provided in Section 223 of the General Corporation Law of the State of Delaware.

         Section 10. Removal. Except as otherwise provided by the Certificate of Incorporation of the Corporation, at any meeting of the directors called for the purpose, any director may, by resolution adopted by a majority of the whole Board, be removed from office with or without cause; and at any meeting of the stockholders called for the purpose at which a quorum shall be present in accordance with Section 5 of Article II hereof, any director may, pursuant to a plurality of the number of votes cast by the stockholders present in person or represented by proxy, be removed from office with or without cause.

         Section 11. Compensation. Directors, as such, shall not receive any stated compensation for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting thereof. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving a compensation therefor.

                                   ARTICLE IV

                                    Officers

         Section 1. Offices. The offices of the Corporation shall be chosen by the directors and shall be a Chief Executive Officer, President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board of Directors may also choose one or more Assistant Secretaries and Assistant Treasurers, and any other officers and assistant officers as the Board may deem necessary. Any two or more offices, except the offices of President and Secretary, may be held by the same person.

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         Section 2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer and President, who shall each be a member of the Board, and one or more Vice-Presidents, a Secretary and a Treasurer, who need not be members of the Board.

         Section 3. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 4. Term, Removal, Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time, for cause or without cause, by the affirmative vote of a majority of the whole Board of Directors; such removal, however, shall be without prejudice to the contract rights of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

         Section 5. Powers. The officers of the Corporation shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors.

                                    ARTICLE V

                                      Stock

         Section 1. Certificates. The certificates of stock of the Corporation shall be in such form and executed in such manner as may be prescribed by law and by the Board of Directors and shall be numbered and entered in the books of the Corporation as they are issued. They shall contain the holder's name and the number of shares represented thereby and shall be signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If such certificate is counter-signed (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles.

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         Section 2. Transfer. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to make affidavit of the fact of such loss, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 4. Record Date. The Board of Directors may fix, in advance, a date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any meeting of stockholders or any adjournment thereof, or the date for payment of any dividend, or the date for any allotment of rights, or the date when any change, conversion or exchange of capital stock shall be effected, or the date when stockholders are entitled to express consent to any action or to take any other lawful action, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or any such allotment of rights or to exercise rights with respect to any such change, conversion or exchange of capital stock, or to express consent or take such other action, and in such case only stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of such dividend or allotment of rights, or to exercise such rights

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or to express consent or take such other action, notwithstanding any transfer on the books of the Corporation after such record date.

                                   ARTICLE VI

                                     Notices

         Section 1. Manner of Notice. Whenever under the provisions of the statutes of the State of Delaware or of the Certificate of Incorporation or of these by-laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice; but such notice may be given in writing by mail by depositing the same in a post office or letter box in a post-aid, sealed wrapper, addressed to such director or stockholder at such address as appears on the books of the Corporation; and such notice shall be deemed to be given at the time when the same shall be thus mailed. Notice to directors may also be given by telegram.

         Section 2. Waiver. Any notice required to be given under these by-laws may be waived by a writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein.

                                   ARTICLE VII

                                  Depositaries

         The Board of Directors is authorized to select such depositaries as it shall deem proper for the funds of the Corporation. The Board of Directors shall determine who shall be authorized in the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and other documents.

                                  ARTICLE VIII

                             Books, Inspection, Etc.

         Section 1. Stock Books. The original or a duplicate stock ledger, containing the names and addresses of the stockholders and the number of shares held by them, respectively, shall be

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maintained at the principal office of the Corporation and shall be open during the usual hours of business for the examination of every stockholder.

         Section 2. Inspection. A list of stockholders entitled to vote for the election of directors shall be prepared and made available for the inspection of stockholders at the place of such election for ten days before any such election of directors and during the whole time thereof. Unless authorized by resolution of the Board of Directors, no stockholders shall have the right to examine the accounts or books of the Corporation (other than the stock ledger) except as such right may be specifically conferred by the laws of the State of Delaware or by these by-laws.

                                   ARTICLE IX

                                   Fiscal Year

         The fiscal year of the Corporation shall be as determined by the Board of Directors.

                                    ARTICLE X

                                      Seal

         The Board of Directors shall provide a suitable seal, having inscribed thereon the name of the Corporation, the year of incorporation and such other appropriate legend as may from time to time be determined by the Board. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                                   ARTICLE XI

                    Indemnification of Directors and Officers

         Subject to the provisions of the General Corporation Law of Delaware, the Corporation shall indemnify any and all of its directors or officers or former directors or officers or each person who may have served at its request as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor against expenses actually

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and necessarily incurred by them in connection with the defense of any action, suit or proceeding, criminal or civil, in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise. The Corporation shall have the right to intervene in and to defend all such actions, suits or proceedings brought against any such director or officer or former director or officer or person. Whenever in this paragraph a director or officer or former director or officer or a person is referred to, such reference shall be inclusive of his heirs, executors and administrators.

                                   ARTICLE XII

                                   Amendments

         These by-laws may be altered, repealed or amended at any regular meeting of the stockholders, or at any special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such special meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board, if notice of the proposed alteration or repeal be contained in the notice of such special meeting.

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         I, Robert P. Anderson, as secretary of Trans-Industries, Inc., hereby certify that the foregoing constitute the bylaws of this corporation as adopted and in full force and effect on this 27th day of February, 2004.


                                               Robert P. Anderson
                                               Secretary, Trans-Industries, Inc.